ajm Petroleum Consultants

June 10, 2011

Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056

Dear Sirs/Mesdames:

**RE: LETTER OF CONSENT**

As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statements on Form S-3 of Magnum Hunter Resources Corporation and any amendment thereof, and in the related prospectus, of information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of NuLoch Resources Inc. as of December 31, 2010. We also consent to the references to our firm contained in this Registration Statement and in the related Prospectus, including under the caption "Experts".

Very truly yours,

**AJM Petroleum Consultants**

Douglas S. Ashton, P. Eng.
Vice President Engineering

Calgary, Alberta, Canada

/vg

East Tower, Fifth Avenue Place 6th Floor, 425 - 1st Street S.W. Calgary, Alberta, Canada T2P 3L8
**phone** 403.648.3200 **fax** 403.265.0862 **web** www.ajmpetroleumconsultants.com